EXHIBIT 99.1

www.Avanex.com

For immediate release

Avanex to Acquire Alcatel’s Optical Components Division

and Assets of Corning’s Optical Components Business

Transactions Expected to Increase Financial Resources,

Broaden Product Offering and Strengthen Technology Profile

FREMONT, California, CORNING, New York, and PARIS, France (May 12, 2003)—Avanex Corporation (Nasdaq: AVNX), a global pioneer of cost-effective, high-performance intelligent photonic processing subsystem and module solutions designed to unleash the power of the optical layer in telecommunications networks, Alcatel (PARIS: CGEP.PA and NYSE: ALA), and Corning Incorporated (NYSE: GLW) jointly announced today the signing of a definitive agreement pursuant to which Avanex will acquire Alcatel’s and Corning’s optical components businesses in combined transactions valued at approximately $63.5 million based on Avanex’s May 9, 2003 closing price of $1.12 per share.

The acquisitions by Avanex will combine the complementary optical business capabilities of three of the industry’s leading providers of optical components, modules and subsystems for fiber optic transmission networks, and enable Avanex to offer one of the broadest lines of advanced optical technologies and intelligent photonic solutions to enhance the speed and capacity of optical communications systems. After the acquisitions, Avanex will offer products that address optical wavelength generation and modulation, multiplexing and demultiplexing, signal amplification, wavelength routing and dispersion compensation. Avanex estimates that after the acquisitions, it will have over $250 million in cash and 1,600 employees on the closing date.

Walter Alessandrini, Chairman, President and Chief Executive Officer of Avanex, noted today that “Our acquisition of these two complementary businesses is a logical, timely and appropriate step for success in today’s market environment. These acquisitions position Avanex as an industry leader with a broad customer base, full suite of industry-leading products, competitive cost structure, strong manufacturing expertise and worldwide R&D capabilities. In addition, there is significant potential for synergies arising from these transactions including immediate opportunities for cost reductions and incremental sales.”

“Avanex’s strategy is to be the leading supplier of optical solutions. Our customers want suppliers who can deliver end-to-end solutions that are cost-effective and of the highest quality. After the acquisitions of Alcatel’s optical components division and certain optical component business lines from Corning, Avanex will have the scale and resources to effectively supply our customers with their product needs.”

As part of this transaction:

•	Alcatel and Corning will receive as consideration 28% and 17% respectively of Avanex’s outstanding common stock of the post-transaction company, which currently translates into approximately 35.2 and 21.4 million shares. Following the transaction, Alcatel and Corning have agreed to certain restrictions on the voting and transfer of their Avanex shares.

•	Avanex will acquire all outstanding equity of Alcatel’s optical components division. This business will include key operations located in France and the United Kingdom.

•	Alcatel is expected to contribute over $110 million in cash, to be finalized at closing.

•	Avanex and Alcatel will enter into a supply agreement whereby Avanex will supply solutions for Alcatel’s optical networking products over a three-year period.

•	Assets to be purchased from Corning include optical amplifier, dispersion compensation, and micro optics operations located in New York and Corning modulator operations located in Italy.

•	Corning is expected to contribute over $20 million in cash, to be finalized at closing.

•	Alcatel and Corning will assign approximately 1,400 patents to Avanex and additionally license several thousand patents to Avanex as part of the transaction.

•	At closing, Dr. Joseph A. Miller Jr., senior vice president and chief technology officer of Corning, is expected to join the Avanex Board of Directors.

Alcatel’s optical component division had sales of EURO 7.3 million for its March 2003 quarter. The division’s products include lasers, photodetectors, optical amplifiers, transponders and key passive devices such as arrayed waveguide gratings and Fiber Bragg grating filters. Alcatel’s optical component division had 950 employees as of March 31, 2003.

The business lines to be acquired from Corning had sales of approximately $11 million for the March 2003 quarter. Key products from these business lines include optical amplifiers, dispersion compensation modules, Lithium Niobate and electro-absorptive modulators, and micro optics products. These business lines had 490 employees as of March 31, 2003.

The companies anticipate closing the transaction by the end of Avanex’s first fiscal quarter, ending September 30, 2003, subject to customary closing conditions, including the approval of the stockholders of Avanex and required regulatory approvals. The Boards of Directors of all three companies have approved the transaction.

Citigroup Global Markets Inc. is acting as exclusive financial advisers to Avanex with respect to this transaction.

Conference Call

Avanex will host a conference call today, May 12, at 4:30 p.m. EDT. The domestic dial-in number for the conference call is 888-220-3086 and the international dial-in number is 630-395-0144. The password for both domestic and international callers is “Photonics.” A replay of the conference call will be available through May 19, 2003 at 402-998-1011.

Additional information about the acquisitions and where to find it

Avanex will file a proxy statement describing the transaction with the United States Securities and Exchange Commission (SEC). In addition, Avanex will file other information and documents concerning the transaction and its business with the SEC. WE URGE INVESTORS IN THE COMMON STOCK OF AVANEX TO REVIEW THE PROXY STATEMENT AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC’s web site at www.sec.gov and may be obtained without charge from the SEC at telephone number 800-SEC-0330. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

Avanex’s executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Avanex in favor of the share issuances in connection with the acquisitions. A description of the interests of Avanex’s executive officers and directors in Avanex is set forth in the proxy statement for Avanex’s 2002 Annual Meeting of Stockholders, which was filed with the SEC on September 23, 2002. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Avanex’s executive officers and directors in the acquisitions by reading the proxy statement filed with the SEC when it becomes available.

About Avanex

Avanex designs, manufactures and markets photonic processors for the communications industry. Avanex’s photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost- effectiveness as compared to current alternatives.

Forward-Looking Statements

This press release contains forward-looking statements, including forward-looking statements regarding the amount and timing of synergies that may be achieved in connection with the acquisitions, the strength of the company’s balance sheet following the acquisitions, the degree to which the company will alter the competitive landscape in its industry, prevailing market conditions and the company’s ability to successfully fulfill its customers’ needs. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include the possibility that the acquisitions may not close, the failure by the company to retain key employees, the failure of the company to manage the cost of integrating the businesses and assets being acquired, general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance and higher than anticipated expenses the company may incur in future quarters. In addition, please refer to the risk factors contained in Avanex’s SEC filings including, without limitation, Avanex’s most recent Quarterly Report on Form 10-Q filed with the SEC on May 9, 2003.

Contact Information:

Investor Relations	Media
Mark Weinswig	Tony Florence
Phone: 510-897-4344	Phone: 510-897-4162
Fax: 510-897-4345	Fax: 510-979-0198
e-mail: mark_weinswig@Avanex.com	e-mail: tony_florence@Avanex.com